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                                                                     EXHIBIT 4.3

                              CERTIFICATE OF TRUST

                                       OF

                                 AON CAPITAL A


          THIS Certificate of Trust of Aon Capital A (the "Trust"), dated as of December 27, 1996, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801, et seq.).
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          1.   Name.  The name of the business trust formed hereby is Aon
               ----
Capital A.

          2.   Delaware Trustee.  The name and business address of the trustee
               ----------------
of the Trust in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

          3.   Effective Date.  This Certificate of Trust shall be effective
               --------------
upon filing.

          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.


                                   THE BANK OF NEW YORK
                                   (DELAWARE),
                                   not in its individual capacity but solely as trustee of the Trust


                                   /s/ Joseph G. Ernst
                                   ------------------------------------------
                                   Name: Joseph G. Ernst
                                   Title: Assistant Vice President


                                   /s/ James White
                                   -------------------------------------------
                                   James White, not in his individual capacity
                                   but solely as trustee of the Trust